EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory D. Casciaro, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 1 on Form 10-K/A to the Annual Report of XTENT, Inc. on Form 10-K for the fiscal year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of XTENT, Inc.

Date: April 30, 2009

By:	/s/ GREGORY D. CASCIARO
Gregory D. Casciaro President, Chief Executive Officer and Director (Principal Executive Officer)